UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, Badar Khan will commence employment as the Company’s Chief Executive Officer (the “CEO”), as previously disclosed in the Company’s Current Report on Form 8-K filed on August 2, 2023, with the U.S. Securities and Exchange Commission (the “Announcement 8-K”).

In accordance with the employment agreement by and between Mr. Khan and EVgo Services LLC, an affiliate of the Company (the “Employment Agreement”), that is described in the Announcement 8-K and filed as Exhibit 10.2 thereto, on November 13, 2023, Mr. Khan will be granted the following equity awards covering shares of the Company’s Class A common stock (the “Shares”) under the Company’s 2021 Long Time Incentive Plan (the “LTIP”): (1) a one-time grant of time-based restricted stock units (“RSUs”) with a value of $3,000,000; (2) a one-time grant of performance-based restricted stock units (“PSUs”) with a value of $3,000,000; and (3) a pro-rated 2023 annual award with a value of $580,822 on the same terms as the Company’s other senior executives and comprised of (A) an award of RSUs and (B) an option to purchase Shares (collectively, the “Khan Equity Awards”). The number of Shares subject to each Khan Equity Award and the exercise price of the Khan Equity Award that is an option are determined in accordance with the terms set forth in the Employment Agreement and as described in the Announcement 8-K. Each Khan Equity Award vests on the applicable terms set forth in the Employment Agreement and is otherwise subject to the terms and conditions in the LTIP and the applicable award agreement thereunder.

Each award agreement provides that if Mr. Khan’s employment is involuntarily terminated without “cause” (excluding for death or “disability”) or if Mr. Khan resigns from his employment for “good reason” (as such terms are defined in the Employment Agreement), then, upon such involuntary termination, any portion of each Khan Equity Award that has not vested as of Mr. Khan’s termination date will immediately vest as to a number of Shares subject to each such Khan Equity Award equal to the product (rounded to the nearest whole number) of (1) the total number of Shares underlying such Khan Equity Award that are scheduled to vest on the next vesting date had Mr. Khan remained employed through such vesting date multiplied by (2) a fraction, (A) the numerator of which is the number of completed months in which Mr. Khan remained in continuous employment since the last vesting date (or, if no portion of the award has vested, since the grant date) and (B) the denominator of which is 12.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: November 6, 2023	By:	/s/ Francine Sullivan
	Name:	Francine Sullivan
	Title:	Chief Legal Officer and Secretary